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                                                                 EXHIBIT 10.1(b)

                             SECOND AMENDMENT TO THE
                        AMERICAN BUSINESS PRODUCTS, INC.
               DEFERRED COMPENSATION INVESTMENT PLAN (EXECUTIVES)



     This SECOND AMENDMENT to the AMERICAN BUSINESS PRODUCTS, INC. DEFERRED COMPENSATION INVESTMENT PLAN (EXECUTIVES) (the "Plan") is made by American Business Products, Inc. (the "Company") on this 23 rd day of July, 1997.

                              W I T N E S S E T H:

     WHEREAS, the Company has previously made promises regarding survivor benefits to certain of its executives; and

     WHEREAS, at its meeting on July 23, 1997, the Board of Directors of the Company authorized this Second Amendment to the Plan to document those promises; and

     WHEREAS, Article XIII of the Plan permits the Board to amend the Plan at any time;

     NOW, THEREFORE, the Company hereby amends the Plan as follows:

                                       1.

     Effective as of July 23, 1997, a new section 4.i. shall be added to Article V.A. of the Plan to read as follows:

               "4.i. Notwithstanding the foregoing Article V.A, Sections 3. and
                    4., each of the Plan Participants Richard A. LeFeber, Neil Ludvigson, John McKinney, William Nuffer and David Stafford shall receive an unreduced monthly benefit for the greater of his lifetime or 180 monthly payments. In the event of his death prior to the expiration of the 180-month period, the remaining of the 180 payments shall be paid to his Beneficiary. After the last of the 180 monthly payments have been made (whether to the Participant or his Beneficiary), or if the Participant dies after the 180-month period, his surviving spouse, if any, shall receive a monthly survivor benefit for her lifetime in an amount equal to a percentage of the Participant's monthly benefit, calculated individually based on the applicable Actuarial Assumptions."




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                                       2.

     Effective as of July 23, 1997, Article V.B.2. of the Plan shall be amended by adding the following language at the end thereof:

                  "Notwithstanding the foregoing sentence, upon the death of any of Plan Participants Richard A. LeFeber, Neil Ludvigson, John McKinney, William Nuffer and David Stafford, benefits shall be payable pursuant to the provisions of Article V.A.4.i."

                                       3.

     Except as specifically amended hereby, the Plan shall remain in full force and effect.

     IN WITNESS WHEREOF, the Company has caused its duly authorized officer to execute this Second Amendment and to affix its corporate seal hereto, all as of the date first above written.

                                 AMERICAN BUSINESS PRODUCTS,  INC.




                                 By: /S/ Robert W. Gundeck
                                     ---------------------
                                     Robert W. Gundeck
                                     President and Chief Executive Officer



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